EXHIBIT 99.1



                                FORM OF ELECTION

                     PENNCORE FINANCIAL SERVICES CORPORATION

     Please read and Follow Carefully the Instructions on the attached hereto. Nominees, trustees or other persons who hold shares of Penncore Common Stock in a representative capacity are directed to Instruction A(4). Unless the special circumstances pertaining to nominees, trustees or other persons who hold shares of Penncore Common Stock apply, a holder of Penncore Common Stock must complete BOX A below to make an effective Election and a single Election must be made with respect to all shares held.

 Deliver this Form of Election by       From: Registered Owner(s)
 Mail or Hand:                          ______________________________________
 Penncore Financial                     ______________________________________
 Services Corporation                   ______________________________________
 c/o Commonwealth State Bank                                          (Name(s))
 3 Friends Lane                         ______________________________________
 Newtown, PA 18940                      ______________________________________
 (215) 860-4200                         ______________________________________
                                                                     (Address)

     This Form of Election is being delivered in connection with the merger (the "Merger") of Penncore Financial Services Corporation ("Penncore") with and into ML Bancorp, Inc. ("Bancorp") pursuant to the Agreement and Plan of Merger, dated as of the 4th day of February, 1997 (the "Merger Agreement"), by and between Bancorp and Penncore.

                       COMPLETE ONLY ONE OF BOX A OR BOX B

                                      BOX A

     The undersigned hereby elects (an "Election"), as indicated below, to have each and every one of the undersigned's shares of Penncore Common Stock, par value $5 per share ("Penncore Common Stock"), converted into the right to receive one of the following:

          (i) $36.56 in cash (a "Cash Election"); or

          (ii) 2.50 shares (subject to adjustment as provided in the Merger Agreement) of Common Stock, par value $0.01 per share, of Bancorp ("Bancorp Common Stock") (a "Stock Election"); or

          (iii) to indicate no preference (a "Non-Election") with regard to a Cash or Stock Election.

TYPE OF ELECTION                              CERTIFICATE INFORMATION
----------------                              -----------------------

CHECK ONLY ONE:                               (Attach Signed List if Necessary)

____ Cash Election as to all Shares of        Certificate   Shares Represented
     Penncore Common Stock                    Number:       By Each Certificate:
     ($36.56 per share)

____ Stock  Election as to all Shares of      ___________     __________
     Penncore  Common  Stock (2.50  shares,
     subject to adjustment as provided ___________ __________ in the Merger Agreement, of Bancorp
     Common Stock per share)                  ___________     __________

____ No Preference as to all Shares of        ___________     __________
     Penncore Common Stock
                                              ___________     __________

                                             Total Shares: _____________

____ Check here if this is a revocation of an earlier Election or a change of Election.

                                      BOX B
     To be completed ONLY by Representatives of Multiple Beneficial Holders
          Submitting Multiple Forms of Election. (See Instruction A(4))

     The undersigned, as a nominee, as a trustee or in another representative capacity (the "Representative"), hereby elects (an "Election"), as indicated below, to have each of the shares of Penncore Common Stock, par value $5 per share ("Penncore Common Stock"), held by the undersigned for a particular beneficial owner as set forth below, converted into the right to receive one of the following:

          (i) $36.56 in cash (a "Cash Election"); or

          (ii) 2.50 shares (subject to adjustment as provided in the Merger Agreement) of Common Stock, par value $0.01 per share, of Bancorp ("Bancorp Common Stock") (a "Stock Election"); or

          (iii) to indicate no preference (a "Non-Election") with regard to a Cash or Stock Election.

     The undersigned hereby certifies that this Form of Election covers all the shares held by the undersigned on behalf of a particular beneficial owner.

TYPE OF ELECTION                              CERTIFICATE INFORMATION
----------------                              -----------------------

CHECK ONLY ONE:                               (Attach Signed List if Necessary)

____ Cash Election as to all Shares of        Certificate   Shares Represented
     Penncore Common Stock                    Number:       By Each Certificate:
     Held for a Particular Beneficial Owner
     ($36.56 per share)

____ Stock  Election as to all Shares of      ___________     __________
     Penncore  Common  Stock (2.50  shares,
     subject to adjustment as provided ___________ __________ in the Merger Agreement, of Bancorp
     Common Stock per share)                  ___________     __________

____ No Preference as to all Shares of        ___________     __________
     Penncore Common Stock
     Held for a Particular Beneficial Owner   ___________     __________

                                             Total Shares: _____________

____ Check here if this is a revocation of an earlier Election or a change of Election.

     It is understood that the Election is subject to the terms, conditions and limitations set forth in the Merger Agreement and the Proxy Statement/Prospectus, dated ________________, 1997 (the "Proxy Statement"), relating to the Merger, sent to the holders of Penncore Common Stock in connection with the Annual Meeting of Shareholders of Penncore scheduled for _____________, 1997, which accompanies this Form of Election. Receipt of the Proxy Statement/Prospectus is hereby acknowledged.

     All Elections submitted are irrevocable after 9:00 a.m., local time, on , 1997 (the "Election Deadline"). If the Merger Agreement is approved by the required vote of the shares of Penncore Common Stock at the Annual Meeting of Penncore shareholders, then, after the Annual Meeting, the stock transfer books of Penncore will be closed and there will be no further registration of transfers of shares of Penncore Common Stock.

     A Cash Election does not guarantee that a shareholder will receive only cash in exchange for Penncore shares, and a Stock Election does not guarantee that a shareholder will receive only Bancorp Common Stock in exchange for Penncore shares. The exact amount of cash and number of shares of Bancorp Common Stock to be exchanged will be determined based upon the total number of Cash Elections, Stock Elections and Non-elections received by Penncore. See the Proxy Statement/Prospectus which is delivered with the Form of Election under the caption: "Approval of Agreement and Plan of Merger--Allocation Procedures."

     SHAREHOLDER(S) MUST SIGN BELOW. DO NOT SEND IN ANY PENNCORE STOCK CERTIFICATES. AFTER THE EFFECTIVE TIME OF THE MERGER, A LETTER OF TRANSMITTAL WILL BE MAILED TO YOU WITH INSTRUCTIONS FOR THE EXCHANGE OF YOUR PENNCORE STOCK CERTIFICATES.

 PLEASE SIGN HERE:

--------------------------------------------------------------------------------
  Signature of Owner                                   Date

--------------------------------------------------------------------------------
  Signature of Owner                                   Date

Tax Identification or
Social Security No(s).:
                       ---------------------------------------------------------

Daytime Telephone: Area Code (    )
                             ---------------------------------------------------
          (so the Exchange Agent can contact you in case of questions)

                                  INSTRUCTIONS

     The Form of Election attached to these Instructions will tell ML Bancorp, Inc. ("Bancorp") how you would prefer to have Bancorp convert your shares of Common Stock, par value $5 per share ("Penncore Common Stock"), of Penncore Financial Services Corporation ("Penncore") in connection with the merger (the "Merger") of Penncore with and into Bancorp. The Merger is pursuant to the Agreement and Plan of Merger, dated as of the 4th day of February, 1997, as amended (the "Merger Agreement"), by and between Penncore and Bancorp.

     You are being asked to indicate whether you prefer (an "Election") to have each of your shares of Penncore Common Stock converted into the right to receive one of the following:

          1.        $36.56 in cash (a "Cash Election"); or

          2. 2.50 shares (subject to adjustment as provided in the Merger Agreement) of Common Stock par value $0.01 per share, of Bancorp ("Bancorp Common Stock") (a "Stock Election"); or

to indicate no preference (a "Non-Election") with regard to a Cash or a Stock Election.

     Unless the special circumstances described below in Instruction A(4) "Shares Held by Nominees, Trustees or other Representatives" apply, a holder of Penncore Common Stock must complete BOX A on the Form of Election to make an effective Election.

     You should understand that your Election is subject to certain terms, conditions and limitations that have been set out in the following documents: the Merger Agreement and the Proxy Statement/Prospectus, dated ___________, 1997 (the "Proxy Statement"), which is enclosed herewith. The Merger Agreement is included as Annex A to the Proxy Statement. The filing of this Form of Election is acknowledgement of the receipt of the Proxy Statement.

A. Special Conditions

     1. Deadline for Making an Election. In order for an election to be effective, the Exchange Agent must receive a completed Form of Election (or facsimile thereof) not later than 9:00 a.m., local time, on , 1997 (the
"Election Deadline"). If the Exchange Agent has not received your properly completed Form of Election by the Election Deadline, you will be considered to have made a Non-Election. See the Proxy Statement under "Approval of Agreement and Plan of Merger--Shareholder Election Procedures" and Instruction E below.

     2. Change or Revocation of Election; Closing of Stock Transfer Books. If you have made an Election, you may change it by forwarding a revised Form of Election which reaches Penncore before the Election Deadline. You may revoke a Form of Election by sending Penncore a written notice, received prior to the Election Deadline.

     After the Election Deadline, you may not change your Election unless the Merger Agreement is terminated, in which case your Election will have no effect. If the Merger Agreement is approved by the required vote of the shares of Penncore Common Stock at the Annual Meeting of Penncore shareholders, then, after the Annual Meeting, the stock transfer books of Penncore will be closed and there will be no further registration of transfers of shares of Penncore Common Stock.

     3. Elections Subject to Allocation. All Elections are subject to the allocation procedures set forth in the Merger Agreement and described in the Proxy Statement under the caption "Approval of Agreement and Plan of Merger--Shareholder Election Procedures" and "--Allocation Procedures." The Election made by you may not be honored in certain circumstances.

     4. Shares Held by Nominees, Trustees or other Representatives. Holders of record of shares of Penncore Common Stock who hold such shares as nominees, trustees or in other representative capacities (a "Representative") may submit multiple Forms of Election provided that such Representative certifies that each such Form of Election covers all the shares of Penncore Common Stock held by such Representative for a particular beneficial owner. Any Representative who desires to submit multiple Forms of Election should complete a separate Form of Election for each beneficial holder and complete BOX B on the Form of Election. Any Representative may be required to provide Penncore with such documents and/or additional certifications, if requested, in order to satisfy Penncore that such record holder holds such shares of Penncore Common Stock for the beneficial owner of such shares. All other holders should complete BOX A on the Form of Election. If any shares held by a Representative submitting multiple Forms of Election are not covered by a Form of Election, they will be deemed to be subject to an Election of no preference with regard to a Cash or Stock Election.

B. Cash Elections

     If you prefer to receive cash for all of your shares, you should check the "Cash Election" box.

C. Stock Elections

     If you prefer to receive stock for all of your shares, you should check the "Stock Election" box.

     In lieu of the issuance of fractional shares of Bancorp Common Stock, cash adjustments will be paid equal to an amount determined by multiplying such fraction of a share of Bancorp Common Stock by the per share closing price on the NASDAQ Stock Market of Bancorp Common Stock (symbol: MLBC) on the Effective Time of the Merger.

D. No Preference Indication

     If you have no preference for either cash or Bancorp Common Stock, you should check the "No Preference" box.

E. Shares Not Covered by Elections; Defective Elections

     If you have failed to make a Cash Election or Stock Election for all of your shares, or if your election is deemed ineffective, you will be considered to have made a Non-Election as to all of your shares and you will be deemed to have no preference for receiving either cash or Bancorp Common Stock for those shares upon consummation of the Merger.

     Penncore will review all Forms of Election prior to their submission to Bancorp's Exchange Agent. However, Bancorp will have the discretion, which it may delegate in whole or in part to its Exchange Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Forms of Election. The decision of Bancorp (or the Exchange Agent) in such matters shall be conclusive and binding. Neither Penncore, Bancorp nor the Exchange Agent will be under any obligation to notify any person of any defect in a Form of Election submitted to the Exchange Agent.

F. General

1. Execution and Delivery

     In order to make a proper Election you must correctly fill out this Form of Election or a facsimile of it. After dating and signing it, you are responsible for its delivery to Penncore before the Election Deadline. You may choose any method to deliver the Form of Election; however, you assume all risks of non-delivery. We recommend that you use registered mail. properly insured, if you choose to mail them. If you ask the post office to send you a receipt of delivery, they will do so at nominal cost.

2. Signatures

     You must sign the Form of Election exactly the way your name appears on the face of the certificates. If the shares are owned by two or more persons, each must sign exactly as his or her name appears on the face of the certificates. If shares of Penncore Common Stock have been assigned by the registered owner, the Form of Election should be signed in exactly the same way as the name of the last transferee appears on the certificates or transfer documents.

     If this Form of Election is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact, or by any others acting in a representative or fiduciary capacity, the person signing, unless he or she is the registered owner, must give such person's full title in such capacity, and appropriate evidence of authority to act in such capacity must be forwarded to Penncore with the Form of Election.

3. Non-Consummation of the Merger

     If the Merger Agreement is terminated, your election on the Form of Election will have no effect.

4. Questions and Requests for Information or Assistance

     If you have any questions or need assistance to complete this Form of Election, please contact Owen O. Freeman. Jr., Chairman of Penncore (Telephone Number (215) 860-4200). You may obtain additional copies of this Form of Election from Penncore at the address set forth on the Form of Election.

G. Distribution of Bancorp Common Stock and Cash

     As soon as practicable after the Merger becomes effective, the Exchange Agent will make the allocations of cash and of Bancorp Common Stock to be received (the "Merger Consideration") by holders of Penncore Common Stock or their designees. Promptly thereafter, you will receive: (i) a notice indicating the form of Merger Consideration that you are to receive as a result of the allocation procedures; (ii) a letter of transmittal; and (iii) instructions for use in effecting the surrender of certificates of Penncore Common Stock ("Certificates") in exchange for certificates evidencing shares of Bancorp Common Stock or cash. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall receive therefor (A) a certificate or certificates evidencing the number of whole shares of Bancorp Common Stock exchanged for the shares of Penncore Common Stock formerly evidenced by such Certificate, (B) cash, (C) cash in lieu of fractional shares of Bancorp Common Stock, and (D) any dividends or other distributions to which such holder is entitled, and the Certificate so surrendered shall forthwith be cancelled.